DO NOT FOR USE AFTER DECEMBER 1, 2008	PPM/QPQ NUMBER

Morgan Stanley Managed Futures Multi-Strategy Profile Series

Subscription and Exchange Agreement and Power of Attorney (for PPM Dated March 1, 2008)

☐☐☐—☐☐☐☐☐☐—☐☐ ☐
Morgan Stanley Account No.	Full Name of Account

CASH SUBSCRIPTIONS		Subscription Amount ($50,000 minimum)
Partnership Symbol	Partnership	Note: only use this section for cash purchases or additional cash for an exchange subscription to meet the minimum

MFLV	Morgan Stanley Managed Futures LV, L.P.	$

MFMV	Morgan Stanley Managed Futures MV, L.P.	$

MFHV	Morgan Stanley Managed Futures HV, L.P.	$

EXCHANGE SUBSCRIPTIONS

Symbol(s) for Partnership(s) from which units are to be redeemed	Specify quantity of units to be redeemed (check box if exchanging entire interest) ($50,000 minimum )	Managed Futures Multi-Strategy Profile Series Partnership to Purchase

_____________________	☐ Entire Interest or Whole Units	MF☐☐

_____________________	☐ Entire Interest or Whole Units	MF☐☐

_____________________	☐ Entire Interest or Whole Units	MF☐☐

In order to invest in the Managed Futures Multi-Strategy Profile Series, you must (1) date, complete and execute one copy of this Subscription and Exchange Agreement and Power of Attorney and (2) deliver or mail the Subscription and Exchange Agreement and Power of Attorney to your Morgan Stanley Financial Advisor/Investment Representative at such representative’s Morgan Stanley branch office in time for it to be forwarded and received by the general partner at Morgan Stanley Managed Futures, 552 Fifth Avenue, 13th Floor, New York, New York 10036, no later than 3:00 p.m. New York City time, on the sixth to last business day of the month. Any subscription not revoked prior to the sixth to last business day of the month is irrevocable and cannot be redeemed until the end of the next month by submitting a redemption request.

REPRESENTATIONS AND WARRANTIES

By executing the signature page of this Agreement, you (for yourself and any co-subscriber, and, if you are signing on behalf of an entity, on behalf of and with respect to that entity and its shareholders, partners, beneficiaries or members), represent and warrant to Morgan Stanley & Co. Incorporated, the general partner and each partnership whose units you are subscribing for, as follows (as used below, the terms “you” and “your” refer to you and your co-subscriber, if any, or if you are signing on behalf of an entity, such entity). You understand that Morgan Stanley & Co. Incorporated, the general partner, and each partnership whose units you are purchasing will rely upon all of your statements and representations in this agreement in deciding whether to allow you to invest in the partnerships.

(1) You have received and carefully read, understand and agree to abide by the terms of investment as described in the Confidential Private Placement Memorandum and Disclosure Document dated June 1, 2007 (the “Memorandum”) and relevant limited partnership agreement, including any supplements and exhibits thereto, relating to and describing the terms and conditions of the private placement of the units.

(2) If you are a natural person (except in certain limited circumstances consented to by the general partner) you represent that you have a net worth (exclusive of homes, furnishings and automobiles) equal to at least $1,000,000. Additionally, you understand that the general partner intends to restrict investment in the partnerships to purchasers who are “accredited investors” as defined in Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). You hereby represent that you are an “accredited investor” because you satisfy one or more of the following categories of “accredited investor” (please initial below; see Exhibit C of the Memorandum for the definition of “accredited investor”):

Initial Here	Initial Here

Natural person – net worth including homes, furnishings and automobiles above $1,000,000.

Natural person – $200,000 in net income in each of the past two years or $300,000 with spouse.

Corporation, Foundation, Endowment or Partnership – total assets in excess of $5,000,000 or all owners are accredited investors.

501(c)(3) organization – total assets in excess of $5,000,000.

Trust – total assets in excess of $5,000,000 and purchase directed by a sophisticated person.

Trust – bank, savings or loan or other entity acting in a fiduciary capacity.

Trust – revocable trust and all grantors are accredited investors.

Employee Benefit or Other Plan – total assets in excess of $5,000,000 or investment decision made by plan fiduciary.

Employee Benefit or Other Plan – total assets in excess of $5,000,000 and plan established and maintained by a state or its subdivisions.

Banks, Savings and Loans or Similar Institution, Insurance Company, Broker / Dealer, or private business development company.

(3) You are acquiring the units for your own account, as principal, for investment and not with a view to the resale or distribution of all or any part of such units.

(4) Units were not offered to you by means of any general solicitation of general advertising by the general partner or any person acting on its behalf, including without limitation (a) any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or (b) any seminar or meeting to which you were invited by any general solicitation or general advertising.

(5) You understand that an investment in the partnerships is speculative and may result in the complete loss of your investment. You are willing and able to bear the economic risk of investing in the partnerships, and can afford a complete loss of your investment.

(6)	You are of legal age to execute this Agreement and are legally competent and authorized to make this investment.

(7)	You represent that you are a U.S. resident or a U.S. citizen.

(8) Unless representation (9) below is applicable, your subscription is made with your funds for your own account and not as trustee, custodian or nominee for another.

(9) If you are subscribing as custodian for a minor, either (a) the subscription is a gift you have made to that minor and is not made with that minor’s funds, in which case the representation in the first sentence of number (2) above applies only to you, as the custodian; or (b) if the subscription is not a gift, the representation in the first sentence of number (2) above applies only to that minor.

(10) If you are subscribing in a representative capacity, you have full power and authority to make this investment and enter into and be bound by this Agreement on behalf of the entity for which you are purchasing the units, and that entity has full right and power to purchase the units and enter into and be bound by this Agreement and become a limited partner pursuant to the applicable limited partnership agreement.

(11) If you are subscribing for a joint or community property account, you have full power and authority to purchase units and enter into and be bound by this Agreement on behalf of the joint or community property account.

(12) You either: (a) are not required to be registered with the Commodity Futures Trading Commission (“CFTC”) or to be a member of the National Futures Association (“NFA”); or (b) if so required, you are duly registered with the CFTC and are a member in good standing of the NFA. It is an NFA requirement that the general partner attempt to verify that any person or entity that seeks to purchase units be duly registered with the CFTC and a member of the NFA, if required. You agree to supply the general partner with such information as the general partner may reasonably request in order to attempt such verification. Certain entities that invest in the partnerships may, as a result, themselves become “commodity pools” within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, may be required to register as “commodity pool operators.”

(13) You have carefully reviewed and understand the various risks of an investment in the partnerships, including those summarized under “Risk Factors” and “Conflicts of Interest” in the Memorandum.

(14) You have carefully reviewed and understand the fees and expenses that are directly and indirectly assessed on the partnerships, including the general partner’s fee, the management fees, the incentive fees and the ongoing placement fees.

(15) You represent that an investment in the partnerships in the amount subscribed, despite its substantial risk, is suitable and appropriate for you given your investment objectives, risk tolerance, other holdings, and financial situation and needs.

(16) You understand that the general partner is an affiliate of Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International plc, and Morgan Stanley & Co. Capital Group Inc., who will serve as the commodity brokers and F/X counterparties for the trading companies through which the partnerships invest, and that the partnerships, by reason of investment in the trading companies, are subject to conflicts of interest as discussed in the “Conflicts of Interest” section in the Memorandum. You further understand that each partnership pays Morgan Stanley & Co. Incorporated, as the placement agent, an ongoing placement fee and the placement agent will pay a portion of such fees to your broker and the prospect of receiving these fees may provide the general partner, the placement agent and your broker with interests that potentially conflict with your own in respect of your investment in the partnerships.

(17) You understand that the units are illiquid and have not been registered under the Securities Act, or any similar state law, and cannot be transferred, sold, pledged or assigned except in certain limited circumstances, and with the consent of the general partner, as set forth in the relevant limited partnership agreement. You understand that the partnerships have no intention or obligation to register the units and the general partner has no obligation to consent to any transfer, sale, pledge or assignment thereof.

(18) You have relied only on the information in the Memorandum and applicable limited partnership agreements in making your investment decision. You hereby acknowledge that no person is authorized to give any information or to make any statement not contained in the Memorandum, and that any information or statement not contained in the Memorandum must not be relied upon as having been authorized by the partnerships.

(19) You have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of an investment in the partnerships and are able to make an informed investment decision, or you and the persons who have acted as your purchaser representatives together have such knowledge or experience in financial or business matters and together are capable of evaluating the merits and risks of an investment in the partnerships and of making an informed investment decision.

(20) You agree that neither the partnerships, the general partner, nor its placement agent or its or their respective affiliates, nor its or their respective managers, officers, directors, members, equity holders, employees or other applicable representatives (collectively, “Affiliated Persons”), shall incur any liability (a) in respect of any action taken upon any information provided to the partnerships by you or for relying on any notice, consent, request, instructions or other instrument believed, in good faith, to be genuine or to be signed by properly authorized persons on your behalf, including any document transmitted by facsimile, or (b) for adhering to applicable anti-money laundering obligations whether now or hereinafter in effect.

(21) You agree to indemnify and hold harmless the partnerships and their Affiliated Persons from and against any and all direct and consequential loss, damage, liability, cost or expenses (including reasonable attorneys’ and accountants’ fees and disbursements, whether incurred in an action between the parties hereto or otherwise) (collectively, “Losses”) which the partnerships and their Affiliated Persons, or any one of them, may incur by reason of or in connection with this Agreement, including any misrepresentation made by you or any of your agents, any breach of any declaration, representation or warranty by you, the failure by you to fulfill any covenant or agreements under this Agreement, our reliance on facsimile or other instructions, or the assertions of your lack of proper authorization from any beneficial owners to execute and perform the obligations under this Agreement.

You also agree that you will indemnify and hold harmless the partnerships and their Affiliated Persons, or any one of them, for any Losses they may incur in connection with your failure to comply with any applicable law, rule or regulation (including anti-money laundering laws and regulations) having application to the partnerships or their Affiliated Persons.

(22) You hereby represent and agree that the name, address, and ownership capacity on the Morgan Stanley account referenced on this Agreement are your true and correct name, address, and ownership capacity, that the name, address, and ownership capacity on the partnership’s books and records shall be the same as your name, address, and ownership capacity on such Morgan Stanley account, and that you will promptly notify Morgan Stanley of any change in your address, which change shall also be effective for all partnership purposes. You also agree to promptly notify us if any representation, warranty or statement in this Agreement becomes incomplete, untrue or inaccurate.

(23) All the representations, warranties and information that you have provided in this Agreement are correct and complete as of the date of this Agreement, and, if there should be any material change in such information prior to or after your admission as a limited partner, you will immediately furnish such revised or corrected information to your Financial Advisor/Investment Representative.

Additional Representation and Warranty for Exchange Subscribers:

(24) You are the true, lawful, and beneficial owner of the units of limited partnership interest (or fractions thereof) to be redeemed pursuant to this Agreement, with full power and authority to request redemption and make a subsequent investment in the partnerships. The units of limited partnership interest (or fractions thereof) which you are redeeming are not subject to any pledge or are otherwise encumbered in any fashion.

Additional Representations and Warranties for Benefit Plan Investors:

(25) If you are a “Benefit Plan Investor” (within the meaning of Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), you are a fiduciary (within the meaning of ERISA) with respect to the subscriber and you are responsible for purchasing the units, and such purchase is in accordance with ERISA requirements and will not constitute a prohibited transaction under ERISA or the Internal Revenue Code of 1986, as amended (the “Code”). The term “Benefit Plan Investor” means (a) an employee benefit plan subject to the provisions of Part 4 of Title I of ERISA, (b) a plan or individual retirement account subject to Section 4975(e)(1) of the Code, or (c) an entity whose underlying assets are deemed to include ERISA plan assets by reason of investment in such entity by investors described in clauses (a) and/or (b). You are not a participant-directed defined contribution plan. You understand that each partnership intends to limit investments so that less than 25% of the units of each partnership are owned by Benefit Plan Investors, and the general partner may require a Benefit Plan Investor to redeem its interest in a partnership if such 25% limit would be exceeded.

(26) If you are a Benefit Plan Investor, you also represent that either (a) or (b) as follows is true:

(a) neither the general partner nor any of its affiliates (i) manages any part of your investment portfolio on a discretionary basis, (ii) regularly gives investment advice for a fee with respect to your assets, or (iii) has an agreement or understanding, written or unwritten, with you under which you receive information, recommendations or advice concerning investments that are used as a primary basis for your decisions, or under which you receive individualized investment advice concerning your assets; or

(b) you are independent of the general partner, have studied the Memorandum and have made an independent decision to make the investment solely on the basis of such Memorandum and without reliance on any other information or statements as to the appropriateness of the investment, and neither the general partner nor its employees or affiliates: (A) has exercised any investment discretion or control with respect to your investment; (B) has authority, responsibility to give, or has given individualized investment advice with respect to your investment; or (C) is the employer maintaining or contributing to you.

(27) If you are a benefit plan or retirement account that is not a “Benefit Plan Investor” as defined in number (25) above, such as a governmental plan, a non-U.S. benefit plan, or a church plan that is not subject to ERISA, this investment is in accordance with legal requirements applicable to you.

ACCEPTANCE OF THE LIMITED PARTNERSHIP AGREEMENTS

You agree that as of the date that your name is entered on the books of a partnership, you shall become a limited partner of that partnership. You also agree to each and every term of the limited partnership agreement of that partnership as if you signed that agreement. You further agree that you will not be issued a certificate evidencing the units that you are purchasing, but that you will receive a confirmation of purchase in Morgan Stanley’s customary form.

POWER OF ATTORNEY AND GOVERNING LAW

You hereby irrevocably constitute and appoint Demeter Management Corporation, the general partner of the partnerships, as your true and lawful Attorney-in-Fact, with full power of substitution, in your name, place, and stead: (1) to do all things necessary to admit you as a limited partner of the partnerships in which you are investing; (2) to admit others as additional or substituted limited partners to such partnerships so long as such admission is in accordance with the terms of the applicable limited partnership agreement or any amendment thereto; (3) to file, prosecute, defend, settle, or compromise any and all actions at law or suits in equity for or on behalf of each partnership in connection with any claim, demand, or liability asserted or threatened by or against any partnership; and (4) to execute, acknowledge, swear to, deliver, file, and record on your behalf and, as necessary, in the appropriate public offices, and publish: (a) applicable limited partnership agreements and certificates of limited partnership and all amendments thereto permitted by the terms thereof; (b) all instruments that the general partner deems necessary or appropriate to reflect any amendment, change, or modification of applicable limited partnership agreements or any certificates of limited partnership made in accordance with the terms of such limited partnership agreement; (c) certificates of assumed name; and (d) all instruments that the general partner deems necessary or appropriate to qualify or maintain the qualification of each partnership to do business as a foreign limited partnership in other jurisdictions. You agree to be bound by any representation made by the general partner or any successor thereto acting in good faith pursuant to this power of attorney.

The power of attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive your death, incapacity, dissolution, liquidation, or termination.

This Subscription and Exchange Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of New York.

RECEIPT OF DOCUMENTATION

The regulations of the CFTC require that you be given a copy of the Memorandum, as well as additional documentation consisting of: (a) a supplement to the Memorandum, which must be given to you if the Memorandum is dated more than nine months prior to the date that you first received the Memorandum, and (b) the most current monthly account statement (report) for the partnerships. You hereby acknowledge receipt of the Memorandum and any such additional documentation.

THIS IS A SPECULATIVE INVESTMENT. YOU COULD LOSE ALL OR

SUBSTANTIALLY ALL OF YOUR INVESTMENT.

SIGNATURE(S) — You MUST sign Either Section A or Section B Below.

A. Please sign here if you are an: INDIVIDUAL or INDIVIDUAL RETIREMENT ACCOUNT.

If you are subscribing for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account. (If the units will be owned by tenants-in-common, signatures of all owners are required.)

X		X
Signature of Subscriber	Date	Signature of Co-Subscriber	Date

Print Full Name of Subscriber	Print Full Name of Co-Subscriber

B. Please sign here if you are an: ENTITY, TRUST, BENEFIT PLAN INVESTOR (see number (25) on page 3 for the definition) or OTHER (please specify)                                         .

The undersigned officer, partner, trustee, manager, or other representative hereby certifies and warrants that s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, or members to make the statements, representations, and warranties made herein on their behalf.

X
Print Full Name of Entity	Signature of Person Signing for Entity	Date

Title:

Print Full Name of Person Signing for Entity

Branch Manager and Financial Advisor / Investment Representative Use Only (Complete in Full and in Ink).

(1)    the above signature(s) is/are true and correct; and

(2)    based on information obtained from the Subscriber concerning the Subscriber’s investment objectives, other investments, financial situation, needs and any other relevant information, s/he reasonably believes that:

PLEASE ENTER A BUY ORDER UPON RECEIPT OF A COMPLETED SUBSCRIPTION AGREEMENT The Financial Advisor/Investment Representative MUST sign below.
X
Signature of Financial Advisor/Investment Representative

(a)    such Subscriber is or will be in a financial position appropriate to enable such Subscriber to realize the benefits of each partnership specified, as described in the Memorandum;

(b)    such Subscriber has a net worth sufficient to sustain the risk inherent in each partnership specified (including loss of investment and lack of liquidity); and

(c)    each partnership specified is otherwise a suitable investment for such Subscriber.

Print Full Name of Financial Advisor/Investment Representative
Telephone Number:	( )
The undersigned Branch Manager hereby certifies that the above signature(s) is/are true and correct:

X
Signature of Branch Manager

Print Full Name of Branch Manager

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